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                                   Exhibit 11

                           MAHASKA INVESTMENT COMPANY
                                AND SUBSIDIARIES
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                            Three Months Ended
                                                                 March 31,
                                                        ------------------------
                                                            2003         2002
                                                        -----------   ----------
Earnings per Share Information:
---------------------------------------

Weighted average number of shares
 outstanding during the year ..........................   3,914,174    3,871,038

Weighted average number of shares
 outstanding during the year
 including all dilutive potential shares ..............   4,014,405    3,937,121

Net earnings .......................................... $ 1,339,128   $1,487,356

Earnings per share - basic ............................ $      0.34   $     0.38

Earnings per share - diluted .......................... $      0.33   $     0.38